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                                                                Exhibit 99.10(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report to shareholders of the UBS Money Market Fund dated April 8, 2003 in this Registration Statement (Form N-1A Nos. 33-2524 and 811-4448) of UBS Master Series, Inc.

                                                           /s/ ERNST & YOUNG LLP

New York, New York
June 25, 2003